UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

OFG Bancorp

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor
254 Muñoz Rivera Avenue
San Juan, Puerto Rico		00918

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

____________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2018, the Board of Directors (the “Board”) of OFG Bancorp (the “Company”) amended and restated the Company’s Bylaws (the “Amended Bylaws”) to adopt a form of majority voting for directors, account for the possibility of a declassified Board, and make certain other changes.

 The Amended Bylaws provide that each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any duly held meeting for the election of directors that is uncontested. For purposes of the amendment, a majority of the votes cast means that the number of shares voted “for” a nominee’s election must exceed the votes cast “against” such nominee’s election.

 If a director nominee is not elected and the nominee is an incumbent director, then the director shall promptly tender his or her resignation to the Board.  The Corporate Governance and Nominating Committee of the Board (the “Committee”) will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken.  The Board will act on the tendered resignation, taking into account the Committee’s recommendation and any other relevant factors, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election result.

 If a director’s resignation is accepted by the Board, or if a director nominee is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy or may decrease the size of the Board in accordance with the applicable provisions of the Amended Bylaws.  If a director’s resignation is not accepted by the Board, then such director will continue to serve until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.  To such end, resignations that do not specify when they are effective will be effective at such time as may be determined by the Board at their discretion.

 Prior to the amendment, the Bylaws of the Company, as then in effect, provided that directors were elected by a plurality of the votes cast in both contested and uncontested elections.  Also, resignations that did not specify when they are effective were effective upon receipt by the Chairman of the Vice Chairman of the Board.

 The Amended Bylaws provide that the Board will be divided into the number of classes set forth in the Certificate of Incorporation and that, if the Board is no longer divided into any classes, then all of the directors will be elected annually for a term of office to expire at the next succeeding annual meeting of stockholders and when their respective successors are elected and qualified.  Prior to the amendment, the Bylaws of the Company as then in effect provided that the Board be divided into three classes as nearly equal in number as possible and did not provide for the possibility of a Board that does not have any classes.

The Amended Bylaws also provide that, upon recommendation of the Committee, the Board may nominate a director and such director may continue to serve after attaining the age of seventy-one if, due to special or unique circumstances, it is in the best interest of the company and its stockholders that the director continue to be nominated for reelection to the Board.  Previously, the Bylaws did not provide any flexibility to permit directors to be nominated or to continue serving as directors after attaining the age of seventy-one.

The Amended Bylaws also provide that the Board has the authority to remove only the Chief Executive Officer and the remuneration of senior executive officers is fixed from time to time by the Compensation Committee of the Board.  Previously, the Bylaws provided that any officer may be removed by the Board and that the remuneration of all officers was fixed by the Board.

The Amended Bylaws also establish a new officer position of Senior Executive Vice President.

This description of the amendments adopted pursuant to the Amended Bylaws is qualified in its entirety by reference to the text of the Amended Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (d)     Exhibits

Exhibit No.	Description of Document
3.1	Amended and restated Bylaws of the Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                     OFG BANCORP

Date: January 30, 2018                                               By:            /s/ Carlos O. Souffront

                                                                                                       Carlos O. Souffront

                                                                                                       General Counsel and

                                                                                         Secretary of the Board of Directors